                           EXHIBIT 4

          SOUTHERN UNION COMPANY PENNSYLVANIA DIVISION
                  EMPLOYEES' SAVINGS PLAN
                  As Amended and Restated
             Effective as of November 4, 1999

                        TABLE OF CONTENTS


                                                             Page
                                                             ----

                           PREAMBLE

                    ARTICLE I.  DEFINITIONS

                  ARTICLE II.  PARTICIPATION

2.1    Eligibility
2.2    Enrollment
2.3    Transfer of Participant to Non-Eligible Employment

                 ARTICLE III.  CONTRIBUTIONS

3.1    Deferred Contributions
3.2    Matching Contributions
3.3    Rollover Contributions
3.4    Special Contributions
3.5    Forfeitures
3.6    Profits Not Required
3.7    Contributions Conditioned

            ARTICLE IV.  LIMITS ON CONTRIBUTIONS

4.1    Code Section 402(g) Limit
4.2    ADP Limit
4.3    ACP Limit
4.4    Multiple Use Limit
4.5    Code Section 415 Limits
4.6    Adjustment by Administration Committee

                 ARTICLE V.  ACCOUNTS AND VESTING

5.1    Accounts
5.2    Vesting

                 ARTICLE VI.  TRUST FUND

6.1    Trustee; Trust Fund
6.2    Investment Funds
6.3    Investment of Participant Accounts
6.4    Valuation
6.5    Voting and Tender of Company Stock
6.6    Investment Committee

        ARTICLE VII.  IN-SERVICE WITHDRAWALS AND LOANS

7.1    Withdrawals - Age 59-1/2
7.2    Withdrawals - Financial Hardship
7.3    Withdrawals - Prior Plan and Rollover Accounts
7.4    Withdrawal Rules
7.5    Loans

            ARTICLE VIII.  DISTRIBUTION OF BENEFITS

8.1    Distribution Events
8.2    Form of Distribution
8.3    Forfeitures; Restoration of Forfeitured
         Account Balances
8.4    Required Commencement of Benefits
8.5    Direct Rollovers

               ARTICLE IX.  PLAN ADMINISTRATION

9.1    The Administration Committee
9.2    Administration Committee Powers and Duties
9.3    Delegation of Responsibility
9.4    Claims Procedure
9.5    Qualified Domestic Relations Orders
9.6    Facility of Payment
9.7    Inability to Locate Participants or
         Beneficiaries
9.8    Indemnification

          ARTICLE X.  PLAN AMENDMENT OR TERMINATION

10.1   Plan Amendment
10.2   Plan Termination


           ARTICLE XI.  MISCELLANEOUS PROVISIONS

11.1   Benefits Not Assignable
11.2   Plan Not a Contract of Employment
11.3   Source of Benefits
11.4   Merger or Transfer of Assets
11.5   Adoption of Plan by Affiliates
11.6   Action by the Company
11.7   Governing Law
11.8   Severability
11.9   Construction
11.10  Conditional Adoption

           ARTICLE XII.  TOP HEAVY PROVISIONS

12.1   Definitions
12.2   Minimum Allocation
12.3   Coordination with Code Section 415 Limits
12.4   Limitations

                         PREAMBLE
                         --------


The Southern Union Company Pennsylvania Division Employees' Savings Plan, as set forth herein (the "Plan"), was originally established by Pennsylvania Enterprises, Inc. effective
January 1, 1992, as the Pennsylvania Enterprises, Inc. Employees' Savings Plan. Effective November 4, 1999, Pennsylvania Enterprises, Inc. was merged into Southern Union Company (the "Company"). The principal purpose of the Plan is to provide eligible employees of the Pennsylvania Division of Southern Union Company and certain participating subsidiaries of Southern Union Company with a means of saving to provide for retirement. The Plan is intended to qualify as a profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The Plan is hereby amended and restated effective as of November 4, 1999.

                  ARTICLE I.  DEFINITIONS

Wherever used in the Plan, the following terms shall have the respective meanings set forth in this Article, unless the context otherwise indicates:

Account Balance shall mean the total value of a Participant's
---------------
Accounts.

Accounts shall mean a Participant's Deferred Contribution
--------
Account, Matching Contribution Account, Prior Plan Account, and
Rollover Account, if any.

ACP Limit shall mean, for any Plan Year, the limit imposed by
---------
Code Section 401(m)(2) on the Average Contribution Percentage of
Eligible Participants who are Highly Compensated Employees, as set forth in Section 4.3.

Administration Committee or Committee shall mean the committee
------------------------    ---------
appointed pursuant to Article IX to administer the Plan, or any person or persons to whom the Administration Committee has allo-cated or delegated in writing the authority to act in its place.

ADP Limit shall mean, for any Plan Year, the limit imposed by
---------
Code Section 401(k)(3) on the Average Deferral Percentage of
Eligible Participants who are Highly Compensated Employees, as set forth in Section 4.2.

Affiliate shall mean any entity while it is:
---------

(a) a member of a "controlled group of corporations," within the meaning of Code Section 414(b), with the Company;

(b) a trade or business (whether or not incorporated) under "common control," within the meaning of Code Section 414(c), with the Company;

(c) a member of an "affiliated service group," within the meaning of Code Section 414(m), with the Company; or

(d) any other entity required to be aggregated with the Company pursuant to Code Section 414(o).

Appropriate Form shall mean the form or forms prescribed by the
----------------
Administration Committee for the particular purpose.

Average Deferral Percentage shall mean, for any group of Eligible
---------------------------
Participants, the average (expressed as a percentage calculated to the nearest l/l00th of 1%) of the Deferral Percentages for each of the Eligible Participants in that group.

Average Contribution Percentage shall mean, for any group of
-------------------------------
Eligible Participants, the average (expressed as a percentage calculated to the nearest l/l00th of 1%) of the Contribution Percentages for each of the Eligible Participants in that group.

Beneficiary shall mean the person, persons, trust or estate, as
-----------
determined in accordance with Section 8.1(c)(2), entitled to any benefits which may be payable from the Plan upon the Partici-pant's death.

Break-in-Service shall mean one or more consecutive Computation
----------------
Periods during which an Employee does not complete at least 501 Hours of Service. Solely for the purpose of determining whether a Break-in-Service has occurred, an Employee who is absent from work for any period by reason of the Employee's pregnancy; the birth of a child of the Employee; the placement of a child with the Employee for adoption by such Employee; or caring for such child immediately following such birth or adoption, shall be credited with the lesser of (1) the Hours of Service which would normally have been credited to the Employee but for such absence, or if the Administration Committee is unable to determine such hours, 8 Hours of Service per day of such absence, or (2) 501 hours; provided, that if such absence spans more than one Compu-tation Period, such hours shall be credited only in the Computa-tion Period in which such absence commenced if the Employee would thereby be prevented from incurring a Break-in-Service or, in any other case, in the immediately following Computation Period.

Code shall mean the Internal Revenue Code of 1986, as amended
----
from time to time. A reference to a specific provision of the Code shall include any applicable regulation pertaining thereto.

Company shall mean (1) with respect to the period prior to
-------
November 4, 1999, Pennsylvania Enterprises, Inc., and (2) with respect to the period on and after November 4, 1999, Southern
Union Company or any successor thereto.

Company Stock shall mean the common stock of the Company.
-------------

Compensation shall mean (1) all remuneration from the Employer or
------------
an Affiliate which is defined as wages in Code Section 3401(a), without regard to any rules under Code Section 3401(a) which limit the remuneration included in wages based on the nature or location of the employment or services performed*, and (2) all remuneration which is not currently includible in the Partici-pant's gross income by reason of elective deferrals made pursuant


---------------------------

* NOTE: Clause (1) as set forth in the text reflects the Plan as applicable to non-bargaining unit employees. For bar-gaining unit employees, clause (1) reads as follows: "all straight time earnings."

to Code Section 125, 401(k), 408(k) or 403(b). Notwithstanding the foregoing, Compensation taken into account for a Participant for any Plan Year shall not exceed the adjusted $200,000 dollar limit in effect for such Plan Year under Code Section 401(a)(17). This adjusted $200,000 limitation shall be applied as of the last day of the Plan Year. In addition, the family member rules of Code Section 414(q)(6) shall apply with respect to an Employee who is a 5% owner or one of the 10 Highly Compensated Employees paid the greatest Compensation during the Plan Year except that in applying such rules, the term "family" shall include only the Employee's Spouse and any lineal descendants who have not at-tained age 19 before the close of the Plan Year. If, as a result of the application of such family member rules, the adjusted $200,000 limitation is exceeded, then the adjusted $200,000 limi-tation shall be prorated among the affected individuals in pro-portion to each such individual's Compensation as determined under this definition prior to the application of the adjusted $200,000 limitation. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 annual compensation limit". The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period con-sists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denomi-nator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

Computation Period shall mean the relevant 12-month period used
------------------
to determine a Year of Eligibility Service or a Year of Vesting
Service, as applicable.

Contribution Percentage shall mean, for any Plan Year, the ratio
-----------------------
of (1) the amount of any Matching Contributions (and any Special Contributions and Deferred Contributions treated as Matching Con-tributions) made on behalf of an Eligible Participant for the Plan Year to (2) the Eligible Participant's Testing Compensation for that portion of the Plan Year during which he was an Eligible Participant. For this purpose, Matching Contributions which are forfeited because they relate to Excess Deferrals or Excess Con-tributions and Matching Contributions returned as in excess of the Code Section 415 limits shall not be taken into account. The determination and treatment of the Contribution Percentage of any Eligible Participant shall be made in accordance with Code
Section 401(m).

Deferral Percentage shall mean, for any Plan Year, the ratio of
-------------------
(1) the amount of any Deferred Contributions (and any Special Contributions treated as Deferred Contributions) made on behalf of an Eligible Participant for the Plan Year to (2) the Eligible Participant's Testing Compensation for that portion of the Plan Year during which he was an Eligible Participant. For this pur-pose, Deferred Contributions shall not be taken into account to the extent (1) they are Excess Deferrals of a Non-Highly Compen-sated Employee made under one or more plans of the Company or an Affiliate, or (2) they are returned to the Participant as in excess of the limits of Code Section 415. The determination and treatment of the Deferral Percentage of any Eligible Participant shall be made in accordance with Code Section 401(k).

Deferred Contribution shall mean an Employer contribution made to
---------------------
the Plan pursuant to a Participant's Deferred Contribution
Election.

Deferred Contribution Account shall mean the Account maintained
-----------------------------
for a Participant pursuant to Section 5.1(a).

Deferred Contribution Election shall mean a written election made
------------------------------
by a Participant on the Appropriate Form to have a specified portion or amount of his Compensation, which is not yet currently available, contributed to the Plan by the Employer in lieu of receiving such amount in cash.

Disability shall mean a physical or mental condition which
----------
renders the Participant unable to remain in continued employment with the Employer and which can be expected to result in death or last for a continuous period of not less than 12 months; pro-vided, however that a condition caused by engagement in an act that results in the Participant being convicted of a felony, an intentionally self-inflicted injury or drug or alcohol abuse shall not be considered a Disability.

Eligible Employee shall mean all Employees of the Employer other
-----------------
than:

(a) Employees of Keystone Pipeline Services, Inc. who are employed on its field payroll or project payroll;

(b) Employees included in a unit covered by a collective bar-gaining agreement between the Employer and an employee representative, provided that the negotiation of retirement benefits was the subject of good faith bargaining and participation in the Plan is not provided for under any bargaining agreement;

(c) nonresident aliens who receive no earned income from the Employer which constitutes income from sources within the United States; and

(d)  Leased Employees.

Eligible Participant shall mean any Eligible Employee on whose
--------------------
behalf Deferred Contributions may be made to the Plan under
Section 2.1, whether or not the Eligible Employee has made a Deferred Contribution Election. For purposes of the ADP Limit and the ACP Limit, an Eligible Employee on whose behalf Deferred Contributions could be made but for a suspension of, or limit on, Deferred Contributions imposed by the Administration Committee, the terms of the Plan or Code Section 415 shall be treated as an Eligible Participant.

Employee shall mean any employee of the Company or an Affiliate
--------
and any Leased Employee.

Employer shall mean (1) with respect to the period prior to
--------
November 4, 1999, Pennsylvania Enterprises, Inc. and each Affili-ate which adopted the Plan in accordance with Section 11.5, and
(2) with respect to the period on and after November 4, 1999, the Pennsylvania Division of Southern Union Company and each Affili-ate which has adopted the Plan in accordance with Section 11.5.

Employment shall mean employment as an Employee with the Company
----------
or an Affiliate.

Employment Commencement Date shall mean the date on which an
----------------------------
Employee first performs an Hour of Service.

Entry Date shall mean the first payroll period beginning after
----------
each January 1, April 1, July 1 or October 1, and such other dates as may be designated by the Administration Committee.

ERISA shall mean the Employee Retirement Income Security Act of
-----
1974, as amended from time to time. Reference to a specific pro-vision of ERISA shall include any applicable regulation per-taining thereto.

Excess Aggregate Contributions shall mean the amount of a Highly
------------------------------
Compensated Employee's Matching Contributions in excess of the ACP Limit for any Plan Year, as determined in accordance with
Section 4.3(b).

Excess Contributions shall mean the amount of a Highly Compen-
--------------------
sated Employee's Deferred Contributions in excess of the ADP
Limit for any Plan Year, as determined in accordance with Section
4.2(b).

Excess Deferrals shall mean the Deferred Contributions of a
----------------
Participant for any taxable year in excess of the maximum dollar amount permitted by Code Section 402(g) for such year.

Family Member shall mean an Employee who, during the Plan Year or
-------------
the prior Plan Year, is the Spouse of, a lineal ascendant or descendant of, or the spouse of a lineal ascendant or descendant of: (1) a 5% owner who is an active or former Employee, or (2) a Highly Compensated Employee who is among the 10 highest paid Employees during such year.

Highly Compensated Employee shall mean any Employee who:
---------------------------

(1) performs services for the Company or an Affiliate during the Plan Year; and

(2) during the Plan Year (a) was a 5% owner; (b) received com-pensation in excess of $75,000, as adjusted pursuant to Code
     Section 415(d); (c) received compensation in excess of $50,000, as adjusted pursuant to Code Section 415(d) and was one of the top-paid 20% of Employees; or (d) was an officer of the Company or an Affiliate and received compensation during such year in excess of 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) (provided that no more than 50 Employees or, if less, the greater of 3 Employees or 10% of all Employees shall be treated as officers); or is an Employee described in (b), (c) and/or
     (d) above and is among the top-paid 100 Employees.

The determination of who is a Highly Compensated Employee, including the determination of the top-paid 20% of Employees, the top-paid 100 Employees, and the compensation that is considered, will be made in accordance with Code Section 414(q).

Hour of Service shall mean:
---------------

(a) Each hour for which an Employee is paid or entitled to pay-ment by the Company or an Affiliate for the performance of duties. These hours shall be credited to the Employee for the Computation Period during which the duties are performed;

(b) Each hour for which an Employee is paid or entitled to pay-ment by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether Employment has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, Military Leave or Leave of Absence. Hours of Service shall be credited under this Subsection (b) to the Computation Period or Periods for which the performance of duties is not required, and all payments made or due, directly or indirectly, from the Company or an Affiliate, shall be taken into account, except that:

     (1) no more than 501 hours of service shall be credited under this Subsection (b) for any single continuous period (whether or not such period occurs in a single
          Computation Period); and

     (2) no hours shall be credited under this Subsection (b) for payments (i) made or due under a plan maintained solely for the purpose of complying with any workers' compensation, unemployment compensation or disability insurance laws, or (ii) which are made solely to reimburse the Employee for medical or medically related expenses;

(c) To the extent not credited under Subsections (a) or (b) above, each hour for which back pay, irrespective of mitiga-tion of damages, is either awarded or agreed to by the Com-pany or an Affiliate. These hours will be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains rather than for the Computation Period in which the award, agreement or payment is made; and

(d) To the extent not included under Subsections (a) through (c) hereof, an Employee shall receive credit for each hour of --

     (1) a Leave of Absence without pay, up to a maximum of 501 hours; or

     (2) absence because of non-paid sickness where such absence has not exceeded one continuous year from its incep-tion, up to a maximum of 501 hours; or

     (3) Military Leave, provided the Employee reports for work within the period required by law and is returned to Employment.

          Credit shall be given for leave under this Subsection
          (d) at the rate of 40 hours per week.

An Employee paid on a non-hourly basis or for whom hourly records of Employment are not required to be maintained shall be credited with 45 Hours of Service for each week for which such Employee would be credited with one Hour of Service under Subsection (a),
(b) or (c) above. Hours of Service under Subsections (a), (b) and (c) shall be calculated and credited in accordance with Department of Labor Regulations Section 2530.200b-2(b) and (c) which is hereby incorporated by reference.

Investment Committee shall mean the committee appointed pursuant
--------------------
to Section 6.6 to designate Investment Funds and appoint Invest-ment Managers, or any person or persons to whom the Investment Committee has allocated or delegated in writing the authority to act in its place.

Investment Fund shall mean any of the investment funds estab-
---------------
lished and maintained under the Trust Fund pursuant to Section
6.2.

Investment Manager shall mean an investment adviser registered
------------------
under the Investment Advisers Act of 1940; a bank, as defined in that Act; or an insurance company qualified under the laws of more than one state to manage, acquire or dispose of plan assets which is appointed to manage an Investment Fund in accordance with Section 6.2(c).

Keystone Matching Contribution shall mean a Matching Contribution
------------------------------
made by Keystone Pipeline Services, Inc.

Keystone Matching Contribution Subaccount shall mean the sub-
-----------------------------------------
account maintained pursuant to Section 5.1(b) for a Participant's
Keystone Matching Contributions.

Leased Employee shall mean any individual who provides services
---------------
to the Company or an Affiliate (or a related person within the meaning of Code Section 144(a)(3)) and who is a "leased employee" within the meaning of Code Section 414(n)(2), unless (1) such individual is covered by a money purchase pension plan providing:
(a) a nonintegrated employer contribution rate of at least 10 percent of "compensation," as defined in Code Section 414(n)(5),
(b) immediate participation, and (c) full and immediate vesting; and (2) leased employees do not constitute more than 20 percent of the Non-Highly Compensated Employees.

Leave of Absence shall mean a leave of absence authorized by the
----------------
Employer or an Affiliate in accordance with a uniform and nondis-criminatory leave of absence policy.

Matching Contribution shall mean an Employer contribution made on
---------------------
account of an Eligible Participant's Deferred Contribution pursu-ant to Section 3.2. The term Matching Contribution shall refer to both Keystone Matching Contributions and PEI Matching Contri-butions.

Matching Contribution Account shall mean the Account or Accounts
-----------------------------
maintained for a Participant pursuant to Section 5.1(b) and
Section 8.3(c).

Military Leave shall mean a leave of absence from Employment for
--------------
service in the armed forces of the United States during which the Employee's re-employment rights are protected by law.

Money Market Fund shall mean the Dean Witter Liquid Asset Fund or
-----------------
any successor fund designated by the Investment Committee.

Multiple Use Limit shall mean, for any Plan Year, the limit
------------------
imposed by Code Section 401(m)(9)(A) on the Average Contribution
Percentage of Eligible Participants who are Highly Compensated
Employees, as set forth in Section 4.4.

Non-Highly Compensated Employee shall mean an Employee of the
-------------------------------
Company or an Affiliate who is neither a Highly Compensated
Employee nor a Family Member.

Normal Retirement Age shall mean the later of (a) age 65, or (b)
---------------------
the earlier of the 5th anniversary of the date the Participant first became an Eligible Participant or the date the Participant completes 5 years of Vesting Service.

Participant shall mean (a) an Eligible Participant who has a
-----------
Deferred Contribution Election in effect in accordance with
Article II, and (b) an Employee or former Employee for whom an Account is maintained.

PEI Matching Contribution shall mean a Matching Contribution made
-------------------------
by an Employer other than Keystone Pipeline Services, Inc.

PEI Matching Contribution Subaccount shall mean the subaccount
------------------------------------
maintained pursuant to Section 5.1(b) for a Participant's PEI
Matching Contributions.

Plan shall mean the Southern Union Company Pennsylvania Division
----
Employees' Savings Plan, as set forth herein and as amended from time to time.

Plan Year shall mean each 12-consecutive month period beginning
---------
on January 1, 1992 and each January 1 thereafter.

Prior Plan shall mean the Employee Stock Ownership Plan of
----------
Pennsylvania Gas & Water Company.

Prior Plan Account shall mean the Account maintained for a
------------------
Participant pursuant to Section 5.1(c).

Qualified Plan shall mean a pension, profit sharing or stock
--------------
bonus plan qualified under Code Section 401(a).

Re-Employment Commencement Date shall mean the first date fol-
-------------------------------
lowing a Break-in-Service on which an Employee again performs an Hour of Service.

Rollover Account shall mean the Account maintained for a Partici-
----------------
pant pursuant to Section 5.1(d).

Rollover Contribution shall mean a rollover contribution made to
---------------------
the Plan by an Eligible Employee in accordance with Section 3.3.

Sale of a Subsidiary or Division shall mean:
--------------------------------

(a) the disposition by an Employer, which is a corporation, to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of the Employer if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets; or

(b) the disposition by an Employer, which is a corporation, to an unrelated entity or individual of such Employer's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if the Employer continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary.

Special Contribution shall mean an Employer Contribution made on
--------------------
behalf of an Eligible Participant pursuant to Section 3.4.

Spouse shall mean the person legally married to an Employee as of
------
the relevant date.

Surviving Spouse shall mean the Spouse of a Participant on the
----------------
date of the Participant's death.

Termination of Employment shall mean, solely for purposes of this
-------------------------
Plan, (1) the voluntary or involuntary severance of Employment which constitutes a "separation from service" within the meaning of Code Section 401(k)(2), or (2) the Sale of a Subsidiary or Division with respect to an Employee who continues in employment with the subsidiary or corporation which acquired the trade or business, as appropriate. A Leave of Absence or a Military Leave shall not be considered a Termination of Employment, provided the Employee returns to Employment immediately following the end of the Leave of Absence or within the time prescribed by law in the case of a Military Leave.

Testing Compensation shall mean, for purposes of applying the ADP
--------------------
and ACP Limits for any Plan Year, any definition of compensation specified by the Administrative Committee which satisfies Code
Section 414(s) and is uniformly applied to all Eligible Partici-pants. Testing Compensation shall be subject to the dollar limi-tation of Code Section 401(a)(17) in effect for such year. Testing Compensation shall include only compensation for the por-tion of the Plan Year during which an Employee was an Eligible Participant.

Trust Agreement shall mean the agreement between the Company and
---------------
the Trustee governing the administration of the Trust Fund, as amended from time to time, which constitutes a part of the Plan.

Trust or Trust Fund shall mean the assets of the Plan derived
-----    ----------
from contributions and any earnings thereon which are held by the Trustee in accordance with the terms of the Plan and the Trust
Agreement.

Trustee shall mean the person or corporation appointed pursuant
-------
to Article VI to hold and maintain the Trust Fund in accordance with the Plan and the Trust Agreement.

Valuation Date shall mean the last business day of each Plan Year
--------------
and each other date as may be specified by the Administration
Committee.

Year of Eligibility Service shall mean the 12-consecutive month
---------------------------
period beginning on the Employee's Employment Commencement Date or Re-Employment Commencement Date, as applicable, or any Plan, Year beginning on or after the Employee's Employment Commencement Date or Re-Employment Commencement Date, as applicable, if the Employee is credited with at least 1,000 Hours of Service during such 12-month period. Credit shall be given for purposes of eligibility under the Plan for service with an employer prior to the date such employer became an Affiliate only to the extent required by Code Section 414(a) or upon such terms and conditions as the Company may approve.

Year of Vesting Service shall mean any Plan Year during which an
-----------------------
Employee is credited with at least 1,000 Hours of Service. Credit shall be given for purposes of vesting under the Plan for service with an employer prior to the date such employer became an Affiliate only to the extent required by Code Section 414(a) or upon such terms and conditions as the Company may approve.

                 ARTICLE II.  PARTICIPATION

2.1  Eligibility.
     -----------

(a) Each Eligible Employee shall become an Eligible Participant as of the Entry Date coincident with or immediately fol-lowing the later of the date the Eligible Employee --

     (1)  completes one Year of Eligibility Service, and

     (2)  attains age 21,

     provided he is an Eligible Employee on such date.

(b) An Employee who terminated Employment and subsequently returns to Employment as an Eligible Employee shall become an Eligible Participant as of the later of the date of his Re-Employment or the date determined under Subsection 2.1(a) above; provided, however, that in applying Section 2.1(a) to a rehired Employee who has incurred a Break-in-Service, the Employee's prior Years of Eligibility Service shall be disregarded and he shall be treated as a new Employee on his Re-Employment Commencement Date if (1) he was not yet a Plan Participant at the time he incurred the break, and (2) the number of his consecutive years of Break-in-Service is equal to or greater than the greater of 5 or the number of Years of Eligibility Service he completed prior to the break.

2.2  Enrollment.
     ----------

An Eligible Participant may elect to make a Deferred Contribution Election effective as of the first Entry Date as of which the Employee became an Eligible Participant under Section 2.1 (or on any subsequent Entry Date provided he is an Eligible Employee on such date) by filing the Appropriate Form for enrollment with the Administration Committee on or before the deadline established by the Committee for such election. By becoming a Participant, the Employee shall for all purposes be deemed conclusively to have assented to the provisions of the Plan.

2.3  Transfer of Participant to Non-Eligible Employment.
     --------------------------------------------------

If a Participant transfers from Employment as an Eligible Employee to any other Employment, any Deferred Contribution Election of the Employee shall be revoked as of the first payroll period following the date of the Participant's transfer. How-ever, the Participant's service in such non-covered Employment shall be credited towards Years of Vesting Service, and the Par-ticipant's other rights and privileges under the Plan shall con-tinue as if he were still an Eligible Employee of the Employer as long as he remains an Employee of any Affiliate.

               ARTICLE III.  CONTRIBUTIONS

3.1  Deferred Contributions.
     ----------------------

(a) Subject to the limitations of Article IV, each Employer shall make a Deferred Contribution for each payroll period on behalf of each of its Eligible Employees who is a Parti-cipant and has a Deferred Contribution Election in effect for such payroll period equal to the amount by which the Participant has elected to have his Compensation reduced for such payroll period. The amount to be deferred pursuant to a Deferred Contribution Election may be stated as a dollar amount or a whole percentage of Compensation, provided that in either event the Deferred Contribution shall not exceed 15% of the Participant's Compensation.

(b) Any Deferred Contribution Election shall remain in effect until the Participant ceases to be an Eligible Employee or until the election is changed or canceled by the Partici-pant. A Participant may elect to change the rate of his Deferred Contributions effective as of any following payroll period and may cancel a Deferred Contribution Election immediately; provided, however, that any such change or cancellation shall not be effective unless the Participant files the Appropriate Form with the Administration Committee on or before the deadline established by the Committee for such election. A Participant who cancels his Deferred Contribution Election shall be ineligible to resume making Deferred Contributions until the next Entry Date following the date his cancellation election is filed with the Administration Committee.

(c)  The Employer shall transmit Deferred Contributions to the
     Trustee as soon as practicable following the last day of each month, but in no event later than 90 days after the end of the payroll period or such other period as may be required by law.

3.2  Matching Contributions.
     ----------------------

(a)  Subject to the limitations of Article IV:

     (1) Each Employer, other than Keystone Pipeline Services, Inc., shall make a Matching Contribution for each cal-endar quarter on behalf of each of its Eligible Employees who is a Participant in an amount equal to 40% of such Participant's Deferred Contributions for such quarter which are not in excess of 4% of Compensa-tion; and

     (2) Keystone Pipeline Services, Inc. shall make a Matching Contribution for each calendar quarter on behalf of each of its Eligible Employees who is a Participant in an amount equal to 50% of such Participant's Deferred Contributions for such quarter which are not in excess of 4% of Compensation.

(b) PEI Matching Contributions may, in the Employer's discre-tion, be made in cash and/or authorized, but unissued or Treasury shares of Company Stock. Keystone Matching Con-tributions shall be made in cash.

(c) The Employer shall transmit Matching Contributions to the Trustee as soon as practicable following the last day of each calendar quarter, but in no event later than the time prescribed by law for filing the return for the taxable year ending with or within the quarter (including extensions).

3.3  Rollover Contributions.
     ----------------------

(a) Subject to the prior approval of the Administration Com-mittee, an Eligible Employee may make a Rollover Contribu-tion to the Plan consisting of all or part of a distribution (other than the amount of his own after-tax contributions) received by the Eligible Employee from a Qualified Plan or an individual retirement account which consists solely of amounts attributable to such a distribution, provided the distribution is eligible for rollover under Code Section 402(c) or 408(d)(3)(A)(ii) and is rolled over in accordance with the requirements of the Code. Rollover Contributions must be made in cash or such other property as may be acceptable to the Administration Committee. A Rollover Con-tribution shall be permitted only if the Administration Com-mittee determines that the contribution qualifies as a rollover contribution under the Code and shall be subject to such uniform and nondiscriminatory rules as the Administra-tion Committee may establish. If a Rollover Contribution is made to the Administration Committee, it shall be remitted to the Trustee as soon as practicable following the last day of the month in which received by the Administration Com-mittee, but in no event later than 90 days after the date received by the Administration Committee or such other period as may be required by law.

(b) If an Eligible Employee who makes a Rollover Contribution is not a Participant, then he shall become a Participant on that date except that he shall not be eligible to make De-ferred Contributions until he has satisfied the requirements of Sections 2.1 and 2.2. Rollover Contributions shall not be eligible for Matching Contributions.

(c) Notwithstanding anything in this Plan to the contrary, in the event that an Eligible Employee makes a contribution intended to be a Rollover Contribution but which the Admin-istration Committee later concludes did not qualify, either in whole or in part, as a Rollover Contribution, then the Administration Committee shall direct the immediate distri-bution of that portion of the contribution which was not qualified, adjusted for allocable gain or loss.

3.4  Special Contributions.
     ---------------------

For any Plan Year, a Special Contribution may be made in such amount, if any, as may be determined by the Company. Any such Special Contribution shall be allocated to the Deferred Contribu-tion Account of (1) each Eligible Participant or (2) each Eligible Participant who is a Non-Highly Compensated Employee and is an Employee on the last day of the Plan Year in proportion to the ratio that such Eligible Participant's Testing Compensation for the Plan Year bears to the aggregate Testing Compensation for the Plan Year of all such Eligible Participants. The Employer shall transmit Special Contributions to the Trustee as soon as practicable following the last day of the Plan Year but in no event later than the last day prescribed by law for filing of the Employer's federal income tax return (including extensions thereof) for the taxable year of the Employer which includes the last day of the Plan Year.

3.5  Forfeitures.
     -----------

As of the last day of each Plan Year, forfeitures occurring in that Plan Year shall be allocated to the Matching Contribution Account of each active Participant who is an Employee on the last day of the Plan Year in proportion to the ratio that such Parti-cipant's Compensation for the Plan Year bears to the aggregate Compensation for the Plan Year of all Participants eligible to receive an allocation of forfeitures.

3.6  Profits Not Required.
     --------------------

All Employer contributions under the Plan may be made without regard to the Employer's current or accumulated earnings and profits. The Plan shall, however, be designated as a profit sharing plan for purposes of the Code.

3.7  Contributions Conditioned.
     -------------------------

All Employer contributions are hereby made on the condition that they are deductible under Code Section 404; provided, however, that no contributions shall be returned to the Employer, except as provided in Section 6.1(c) or 11.10.

              ARTICLE IV.  LIMITS ON CONTRIBUTIONS

4.1  Code Section 402(g) Limit.
     -------------------------

(a) The total amount of a Participant's Deferred Contributions under this Plan and elective deferrals, within the meaning of Code Section 402(g), under any other plan maintained by the Company or an Affiliate for any taxable year shall not exceed the maximum amount permitted for such year under Code
     Section 402(g).

(b) Notwithstanding anything in this Plan to the contrary, any amount of Deferred Contributions designated by the Adminis-tration Committee or a Participant as Excess Deferrals for any taxable year shall be returned to the Participant, to-gether with any allocable income, no later than the April 15 following the close of the year for which the Excess Defer-rals were contributed. Any such designation by a Partici-pant shall be made in writing to the Administration Committee no later than March 1 following the taxable year for which the Excess Deferrals were contributed; shall specify the amount of Excess Deferrals allocated to this Plan; and shall certify that the designated amount is an Excess Deferral. For this purpose, "allocable income" shall mean the product of the gain (or loss) of the Participant's Deferred Contribution Account for the taxable year multi-plied by a fraction, the numerator of which is the Partici-pant's Excess Deferrals for the taxable year and the denominator of which is the sum of: (1) the balance of the Participant's Deferred Contribution Account as of the beginning of the taxable year, plus (2) the amount of Par-ticipant's Deferred Contributions for the taxable year.

(c) Matching Contributions related to the Excess Deferrals of Highly Compensated Employees, together with any allocable income, shall be forfeited and reallocated to the accounts of Participants who did not have Excess Deferrals for the year in accordance with Section 3.5. For this purpose, Excess Deferrals shall be deemed attributable first to unmatched Deferred Contributions.

4.2  ADP Limit.
     ---------

(a)  For any Plan Year, the Average Deferral Percentage for
     Highly Compensated Employees shall not exceed the ADP Limit imposed by Code Section 401(k)(3), the greater of --

     (1)  125% of the Average Deferral Percentage for all
          Eligible Participants who are Non-Highly Compensated
          Employees; or

     (2) the lesser of (i) the Average Deferral Percentage for all Eligible Participants who are Non-Highly Compen-sated Employees plus 2 percentage points, or (ii) 200% of the Average Deferral Percentage for all Eligible Participants who are Non-Highly Compensated Employees.

     The ADP Limit shall be applied in accordance with Code Sec-tion 401(k)(3), which is hereby incorporated by reference; provided, however, that to the extent designated by the Administration Committee, any Special Contributions for the Plan Year may be treated as Deferred Contributions.

(b) Notwithstanding anything in this Plan to the contrary, if for any Plan Year, the Average Deferral Percentage for Highly Compensated Employees exceeds the ADP Limit, then the Excess Contributions of any Highly Compensated Employee, adjusted for allocable income, shall be distributed to the Employee. For this purpose, "allocable income" shall mean the product of the gain (or loss) of the Participant's De-ferred Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year and the denominator of which is the sum of: (1) the balance of the Participant's Deferred Contribution Account as of the beginning of the Plan Year, plus (2) the amount of Participant's Deferred Contributions for the Plan Year. Distribution of Excess Contributions and allocable income shall be made, to the extent practicable, within 2-1/2 months after the close of the Plan Year (but in no event later than 12 months after the close of the Plan Year) for which such contributions were made. Excess Contributions shall be determined by reducing the Deferred Contributions of the Highly Compen-sated Employee or Employees whose Deferral Percentage is highest to the amount necessary to satisfy the ADP Limit or, if less, to the amount that results in a Deferral Percentage equal to the Deferral Percentage of the Highly Compensated Employee whose Deferral Percentage is next highest. If necessary, a series of such reductions shall be made until the Average Deferral Percentage for Highly Compensated Employees has been reduced to the highest Average Deferral Percentage that will satisfy the ADP Limit. Excess Contri-butions shall be reduced by the amount of any Excess Defer-rals previously distributed to a Participant for the taxable year beginning with or within the Plan Year. Excess Contri-butions shall be allocated to Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) in proportion to their Deferred Contributions for the year.

(c)  Aggregation of Elective 401(k) Deferrals.
     ----------------------------------------

     (1) For purposes of this Section 4.2, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective 401(k) Deferrals allocated to his or her account under two or more plans or arrange-ments described in Code Section 401(k) that are main-tained by the Company or an Affiliate (other than those that may not be permissively aggregated) shall be determined as if all such Elective 401(k) Deferrals were made under a single arrangement.

     (2) For purposes of determining the Actual Deferral Per-centage of an Eligible Participant who is a 5% owner or one of the ten most highly paid Highly Compensated Employees, the Elective 401(k) Deferrals and Compensa-tion of such Eligible Participant shall include the Elective 401(k) Deferrals and Compensation of Family Members of such Participant. Such Family Members shall be disregarded in determining the Actual Deferral Per-centage both for Eligible Participants who are Non-highly Compensated Employees and, except as provided in the preceding sentence, for Eligible Participants who are Highly Compensated Employees.

     (3) For who purposes of this Section 4.2, the Actual Defer-ral Percentage for any Eligible Participant is eligible to have Elective 401(k) Deferrals allocated to his or her account under two or more plans or arrangements described in Section 401(k) that are maintained by the Company or an Affiliate and which are aggregated for purposes of Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code shall be deter-mined as if all such elective 401(k) deferrals were made under a single plan or arrangement. In addition, if two or more plans maintained by the Company or an Affiliate are permissively aggregated for purposes of this Section 4.2, such plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

(d) Matching Contributions related to Excess Contributions, together with any allocable income, shall be forfeited and reallocated to the accounts of Participants who did not have Excess Contributions for the year in accordance with Section
     3.5. For this purpose, Excess Contributions shall be deemed attributable first to unmatched Deferred Contributions.

4.3  ACP Limit.
     ---------

(a)  For any Plan Year, the Average Contribution Percentage for
     Highly Compensated Employees shall not exceed the ACP Limit imposed by Code Section 401(m)(2), the greater of --

     (1)  125% of the Average Contribution Percentage for all
          Eligible Participants who are Non-Highly Compensated
          Employees; or

     (2) the lesser of (i) the Average Contribution Percentage for all Eligible Participants who are Non-Highly Com-pensated Employees plus 2 percentage points, or (ii) 200% of the Average Contribution Percentage for all Eligible Participants who are Non-Highly Compensated Employees.

     The ACP Limit shall be applied in accordance with Code Sec-tion 401(m)(2), which is hereby incorporated by reference; provided, however, that to the extent designated by the Ad-ministration Committee, all or a portion of Deferred Contri-butions and any Special Contributions for the Plan Year may be treated as Matching Contributions; provided further, that if Deferred Contributions are used to meet the ACP Limit then the ADP Limit must be met for such year both with and without the Deferred Contributions used to meet the ACP Limit.

(b) Notwithstanding anything in this Plan to the contrary, if for any Plan Year, the Contribution Percentage for Highly Compensated Employees exceeds the ACP Limit, then the Excess Aggregate Contributions of any Highly Compensated Employee, adjusted for Allocable Income, shall be distributed to the Employee and/or forfeited in proportion to the Employee's vested percentage. For this purpose, "allocable income" shall mean the product of the gain (or loss) of the Partici-pant's Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Par-ticipant's Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of: (1) the balance of the Participant's Matching Contribution Account as of the beginning of the Plan Year, plus (2) the amount of Partici-pant's Matching Contributions for the Plan Year. Distribu-tion of Excess Aggregate Contributions and allocable income shall be made, to the extent practicable, within 2-1/2 months after the close of the Plan Year (but in no event later than 12 months after the close of the Plan Year) for which such contributions were made. Excess Aggregate Con-tributions shall be determined by reducing the Matching Con-tributions of the Highly Compensated Employee or Employees whose Contribution Percentage is highest to the amount necessary to satisfy the ACP Limit or, if less, to the amount that results in an Contribution Percentage equal to the Contribution Percentage of the Highly Compensated Employee whose Contribution Percentage is next highest. If necessary, a series of such reductions shall be made until the Average Contribution Percentage for Highly Compensated Employees has been reduced to the highest Average Contribu-tion Percentage that will satisfy the ACP Limit. Excess Aggregate Contributions for any Plan Year shall be deter-mined after the amount of Excess Deferrals and Excess Con-tributions for such year have been determined. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) in proportion to their Matching Contributions for the year.

(c)  Aggregation of Contributions.
     ----------------------------

     (1) For purposes of this Section 4.3, the Contribution Per-centage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Matching Contributions or to make employee contributions under one or more other plans described in Code Section 401(a) that are maintained by the Company or an Affiliate (other than those that may not be permissively aggregated) shall be determined as if all such contributions were made under a single plan aggregated with this Plan.

     (2) For purposes of determining the Contribution Percentage of an Eligible Participant who is a 5% owner or who is one of the ten most highly paid Highly Compensated Employees, the Matching Contributions and Compensation of such Participant shall include the Matching Contri-butions and Compensation of Family Members of such Par-ticipant. Such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees and, except as provided in the preceding sentence, for Eligible Participants who are Highly Compensated Employees.

     (3) For purposes of this Section 4.3, the Contribution Per-centage for any Eligible Participant who is eligible to receive matching contributions or to make employee con-tributions under two or more plans described in Code
          Section 401(a) that are maintained by the Company or an Affiliate and which are aggregated for purposes of Sec-tions 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code shall be determined as if all such contributions were made under a single plan. In addition, if two or more plans maintained by the Company or an Affiliate are permissively aggregated for purposes of this Section 4.3, such plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

4.4  Multiple Use Limit.
     ------------------

(a) If for any Plan Year, the Average Deferral Percentage and the Average Contribution Percentage (both determined after the correction of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions) for all Eligible Partici-pants who are Highly Compensated Employees both exceed 125% of the relevant percentage for all Eligible Participants who are Non-Highly Compensated Employees, then the sum of the Average Deferral Percentage and the Average Contribution Percentage (both determined after the correction of Excess Deferrals, Excess Contributions and Excess Aggregate Contri-butions) for all Eligible Participants who are Highly Com-pensated Employees shall not exceed the greater of the following:

     (1) the sum of (A) 125% of the greater of the Average Deferral Percentage or the Average Contribution Per-centage for all Eligible Participants who are Non-Highly Compensated Employees and (B) 2 percentage points plus the lesser of the Average Deferral Per-centage or the Average Contribution Percentage for such Non-Highly Compensated Employees (not to exceed 200% of the lesser of such Average Deferral Percentage or Average Contribution Percentage); or

     (2) the sum of (A) 125% of the lesser of the Average Defer-ral Percentage or the Average Contribution Percentage for all Eligible Participants who are Non-Highly Compensated Employees, and (B) 2 percentage points plus the greater of the Average Deferral Percentage or the Average Contribution Percentage for such Non-Highly Compensated Participants (not to exceed 200% of the greater of such Average Deferral Percentage or Average Contribution Percentage).

     The Multiple Use Test shall be applied in accordance with Code Section 401(m)(9)(A), which is hereby incorporated by reference.

(b) Notwithstanding anything in this Plan to the contrary, if the Multiple Use Limit is not met for any year, then Matching Contributions in excess of the maximum amount permitted by the Multiple Use Limit shall be allocated among Eligible Participants who are Highly Compensated Employees and either distributed or forfeited (as applicable) in accordance with the rules applicable to Excess Aggregate Contributions under Section 4.3.

4.5  Code Section 415 Limits.
     -----------------------

(a)  Code Section 415 Limit.  Deferred Contributions, Matching
     ----------------------
     Contributions, forfeitures, and Special Contributions allo-cated to a Participant for any Limitation Year shall not exceed the maximum amount permitted by Code Section 415(c), the lesser of --

     (1) $30,000 (or, if greater, 25% of the dollar limit on annual benefits from defined benefit plans under Code
          Section 415(b)(1)(A) in effect for such year), or

     (2)  25% of the Participant's Limitation Compensation.

     The limitations of Code Section 415, as adjusted from time to time and including any applicable legislative transi-tional rules (including, but not limited to, Section 1106(i) of the Tax Reform Act of 1986) are hereby incorporated by reference.

(b)  Multiple Defined Contribution Plan Participation.  If a
     ------------------------------------------------
     Participant's total annual additions for a Limitation Year under this Plan and any other defined contribution plan or plans maintained by the Employer or any Affiliate would exceed the amount permitted under Code Section 415(c), then the Participant's rate of allocations under this Plan shall be frozen or reduced to the extent necessary to comply with the limit of Code Section 415(c).

(c)  Excess Annual Additions.  If as a result of excess forfei-
     -----------------------
     tures, a reasonable error in estimating a Participant's Limitation Compensation, a reasonable error in determining the amount of elective deferrals which may be made with respect to any Participant under the limits of Code Section 415, or because of other facts and circumstances which the Commissioner of Internal Revenue finds justify the avail-ability of this Section 4.5, annual additions allocated to a Participant exceed the limitations of Code Section 415, the excess amounts shall be eliminated as follows to the extent necessary to comply with Code Section 415:

     (1) first, Matching Contributions shall be reduced to the extent necessary and used to reduce Matching Contribu-tions for the Participant for the next Limitation Year (and succeeding Limitation Years, as necessary) if the Participant is still an Eligible Employee at the end of such year or, if the Participant is not an Eligible Employee at the end of such year, held unallocated in a suspense account and used to reduce Matching Contribu-tions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all other Partici-pants; and

     (2) then, Deferred Contributions, with Allocable Income, shall be returned to the Participant.

     Any suspense account maintained pursuant to this Section shall not share in the allocation of the Trust Fund's gains and losses.

(d)  Defined Benefit Plan Participation.  If a Participant is, or
     ----------------------------------
     was at any time, also covered by a defined benefit plan or plans maintained by the Employer or any Affiliate, the sum of the defined benefit fraction and the defined contribution fraction, both determined in accordance with Code Section 415(e), shall not exceed 1.0 for any Limitation Year, except as may be permitted under any applicable legislative transi-tional rules, including, Section 1106(i) of the Tax Reform Act of 1986. If the sum of a Participant's defined benefit plan fraction and defined contribution plan fractions for any Limitation Year would otherwise exceed 1.0, then the rate of the Participant's benefit accruals under the defined benefit plan shall be frozen or reduced to the extent neces-sary to comply with the limitation of Code Section 415(e).

(e)  Definitions.  In applying the limitations of Code Section
     -----------
     415:

     (1)  Affiliate shall have the meaning set forth in Article
          ---------
          I, except that Code Sections 414(b) and 414(c) shall be modified as provided in Code Section 415(h).

     (2)  Limitation Compensation shall mean Compensation as
          -----------------------
          defined in Article I.

     (3)  Limitation Year shall mean the Plan Year.
          ---------------

4.6  Adjustment by Administration Committee.
     --------------------------------------

The Administration Committee may, as it deems appropriate, amend or cancel any Participant's Deferred Contribution Election at any time in order to insure that contributions by or on behalf of such Participant for any year will not exceed any applicable Code limitations, including, Code Sections 401(k), 401(m), 402(g), 401(a)(17) or 415, and that contributions will be deductible under Code Section 404.

                ARTICLE V.  ACCOUNTS AND VESTING

5.1  Accounts.
     --------

The Administration Committee shall establish and maintain the following Accounts with respect to each Participant:

(a)  Deferred Contribution Account -- an account credited with
     -----------------------------
     any Deferred Contributions and any Special Contributions made on behalf of the Participant, adjusted for any in-service withdrawals and any allocable expenses and invest-ment gain or loss.

(b)  Matching Contribution Account -- an account credited with
     -----------------------------
     any Matching Contributions and forfeitures allocated to the Participant, adjusted for any allocable expenses and invest-ment gain or loss. Separate subaccounts shall be maintained for PEI Matching Contributions and for Keystone Matching Contributions.

(c)  Prior Plan Account -- an account credited with any amount
     ------------------
     transferred from the Prior Plan upon its termination, adjusted for any in-service withdrawals and any allocable expenses and investment gain or loss.

(d)  Rollover Account -- an account credited with any Rollover
     ----------------
     Contributions made by the Participant, adjusted for any in-service withdrawals and any allocable expenses and invest-ment gain or loss.

The maintenance of Accounts under this Section 5.1 is for accounting purposes and a segregation of assets to each Account shall not be required. The Administration Committee shall deliver to each Participant as soon as practicable after the end of each Plan Year, a statement which shows the balance of each Account of the Participant as of the end of the Plan Year.

5.2  Vesting.
     -------

(a)  Deferred Contribution, Prior Plan and Rollover Accounts.  A
     -------------------------------------------------------
     Participant shall at all times have a fully vested and nonforfeitable interest in his Deferred Contribution, Prior Plan and Rollover Accounts.

(b)  Matching Contribution Account.
     -----------------------------

     (1) Except as provided by Subsection (2) below, a Partici-pant's vested interest in his Matching Contribution
          Account shall be determined according to the following table:

               Years of              Vested Percentage of
            Vesting Service     Matching Contribution Account
            ---------------     -----------------------------

              Less than 1                      0%
                   1                          20%
                   2                          40%
                   3                          60%
                   4                          80%
              5 or more                      100%

          In determining the vested percentage of a Participant who has incurred a Break-in-Service, any years of Vesting Service completed by the Participant prior to the Break-in-Service shall be disregarded if (A) the Participant was not at least partially vested in his Matching Contribution Account at the time he incurred the break and (B) the number of his consecutive years of Break-in-Service was equal to or greater than the greater of 5 or the number of Years of Vesting Service he completed prior to the break.

     (2) A Participant shall have a 100% vested interest in his Matching Contribution Account upon attaining Normal
          Retirement Age while an Employee, or upon his death or Disability while an Employee.

                  ARTICLE VI.  TRUST FUND

6.1  Trustee; Trust Fund.
     -------------------

(a) The Company shall appoint a Trustee and shall enter into a Trust Agreement with the Trustee. The Company may remove the Trustee at any time, upon such notice as may be required by the provisions of the Trust Agreement, and designate a successor Trustee. The Trustee shall have such powers to hold, invest, reinvest, control and disburse the Trust Fund as shall be set forth in the Trust Agreement.

(b) The reasonable expenses incident to the administration of the Plan including, without limitation, compensation of the Trustee and consultants, attorneys and other advisors, may be paid directly by the Company or, in the Company's discre-tion, may be paid, in whole or in part, out of the Trust Fund.

(c) All assets of the Trust Fund, including investment income, shall be retained for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan, except as provided in Section 11.10 and except that:

     (1) any contribution made by the Employer by a mistake of fact shall be returned within one year after the pay-ment of the contribution; and

     (2) any contribution made by the Employer shall be returned to the extent disallowed as a deduction under Code
          Section 404 within one year after the disallowance of the deduction.

6.2  Investment Funds.
     ----------------

(a)  The Trustee shall establish and maintain within the Trust
     Fund:

     (1) a Company Stock Fund invested primarily in shares of Company Stock; and

     (2) such other investment funds as the Investment Committee may designate from time to time ("Investment Funds").

(b) All earnings and gains attributable to assets in an Invest-ment Fund shall be reinvested in such Investment Fund.

(c) The Investment Committee may, in its sole discretion, appoint an Investment Manager with the power to manage, acquire or dispose of the assets of an Investment Fund. Any such appointment shall be evidenced by a written investment management agreement with the Investment Manager which specifies the terms and conditions of the appointment, including investment objectives and guidelines, and under which the Investment Manager shall acknowledge that it is a fiduciary with respect to the management, acquisition and control of the Investment Fund over which it has been dele-gated authority. The Investment Committee shall not be liable for any act or omission of any Investment Manager and shall not be liable for following the advice of any Invest-ment Manager, with respect to any duties delegated to the Investment Manager.

6.3  Investment of Participant Accounts.
     ----------------------------------

(a)  Amounts Other than PEI Matching Contributions.  Except as
     ---------------------------------------------
     provided in Section 6.3(b), a Participant's future contri-butions and existing account balances shall be invested and reinvested among the Investment Funds as directed by the Participant in accordance with procedures prescribed by the Administration Committee. A Participant shall be permitted to change his investment directions as to such amounts in accordance with procedures established by the Administration Committee from time to time. Any such election shall remain in effect until changed. If no initial election is made, contributions shall be entirely invested in the Money Market Fund.

(b)  PEI Matching Contributions.  The investment of any PEI
     --------------------------
     Matching Contributions made on behalf of a Participant and the PEI Matching Contribution Subaccount maintained for the Participant (other than the portion of such Subaccount, if any, which represents the proceeds from the Participant's tender of shares of Company Stock to the Company from his Account Balance pursuant to the Company's Offer to Purchase dated March 11, 1996) shall be invested and reinvested in the Company Stock Fund; provided, however, that Participants who have attained age 55 shall be permitted to elect to direct the investment of such PEI Matching Contribution Sub-account balance and future PEI Matching Contributions to the Money Market Fund in accordance with procedures established by the Administration Committee. If a Participant tendered shares of Company Stock to the Company from his Account Balance pursuant to the Company's offer to Purchase dated March 11, 1996, the portion of his Account Balance attributable to the proceeds from such tender shall be invested as directed by the Participant in accordance with
     Section 6.3(a).

(c) Each Participant shall be solely responsible for the invest-ment of his Accounts among the Investment Funds. Neither the Investment Committee nor the Administration Committee shall have any obligation to provide investment advice to Participants or to monitor Participant investment elections.

6.4  Valuation.
     ---------

As of each Valuation Date, the Investment Funds shall be valued at fair market value by the Trustee. Earnings or losses of each Investment Fund since the last Valuation Date shall be allocated among Participants with Accounts invested in such Investment Fund in proportion to the balance of each Participant's Account or Accounts invested in such Investment Fund.

6.5  Voting and Tender of Company Stock.
     ----------------------------------

(a) The Company shall furnish to each Participant who has a separate account invested in the Company Stock Fund (whether or not vested), notice of the date and purpose of each meeting of the stockholders of the Company at which Company Stock is entitled to be voted, and a voting instruction form to be returned to the Trustee. If the Participant furnishes such instructions to the Trustee within the time specified in the notification, the Trustee shall vote the shares of Company Stock credited to the Participant under the Company Stock Fund (including fractional shares), in accordance with the Participant's instructions. With respect to shares of Company Stock in the Company Stock Fund credited to Partici-pant accounts as to which the Trustee does not receive timely voting instructions and shares of Company Stock in the Company Stock Fund not credited to a Participant's account, the Trustee shall vote all such shares of Company Stock in the same proportion as were voted the shares credited to the accounts of Participants who provided timely instructions.

(b) The Trustee shall furnish to each Participant who has a separate account invested in the Company Stock Fund (whether or not vested) notice of any tender or exchange offer for Company Stock made to the Trustee. The Trustee shall request from each such Participant instructions as to the tendering or exchanging of the shares of Company Stock credited to the Participant's account under the Company Stock Fund and for this purpose the Trustee shall provide each Participant with a reasonable period of time in which he may consider any such tender or exchange offer for Company Stock made to the Trustee. The Trustee shall tender or exchange such Company Stock held in the Company Stock Fund as to which the Trustee has received instructions to tender or exchange from Participants within the time specified by the Trustee. Company Stock credited to Participant accounts under the Company Stock Fund as to which the Trustee has not received timely instructions from Participants shall not be tendered or exchanged. Company Stock held in the Company Stock Fund and not credited to a Participant's account shall be tendered or exchanged by the Trustee in the same proportion as were tendered the shares credited to Participants who provided timely instructions.

(c) Participant voting and tender or exchange instructions shall be held in confidence by the Trustee. In carrying out its responsibilities under this provision, the Trustee may con-clusively rely on information furnished to it by the Admin-istration Committee, including the names and current addresses of Participants, the number of shares of Company Stock credited to Participant accounts, and the number of shares of Company Stock held by the Trustee that have not yet been credited to Participant accounts.

6.6  Investment Committee.
     --------------------

(a) Investment Committee members shall be appointed by the Com-pany and may be removed by the Company at its discretion. Employees of the Company or an Affiliate shall receive no compensation for their services rendered to or as members of the Investment Committee.

(b) The Investment Committee shall act by a majority of its mem-bers at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Investment Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Investment Committee shall deliver to such interested person a written revocation of such authoriza-tion.

(c)  The Investment Committee shall have the power to designate
     Investment Funds and to appoint and remove Investment Man-agers, subject to any limits or guidelines established by the Company.

(d) The Investment Committee may designate persons, including persons other than "named fiduciaries" (as defined in ERISA
     Section 402(a)(2)) to carry out the specified responsibili-ties of the Investment Committee and shall not be liable for any act or omission of a person so designated.

         ARTICLE VII.  IN-SERVICE WITHDRAWALS AND LOANS

7.1  Withdrawals - Age 59-1/2.
     ------------------------

Subject to the rules set forth in Section 7.4 below, a Partici-pant may withdraw all or any portion of his Deferred Contribution
Account after attaining age 59-1/2.

7.2  Withdrawals - Financial Hardship.
     --------------------------------

Subject to the rules set forth in Section 7.4 below, each Parti-cipant may request to withdraw all or part of his Deferred Con-tributions on account of an immediate and heavy financial hardship. A financial hardship withdrawal request shall include such documentation in support of the Participant's request as the Administration Committee may require, and shall be granted only to the extent that the Administration Committee determines the following requirements have been met:

(a)  The withdrawal will be used for:

     (1)  Expenses for medical care described in Code Section
          213(d) previously incurred by the Employee, the Employee's Spouse, or any dependents of the Employee
          (as defined in Code Section 152) or necessary to obtain such medical care;

     (2) Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage pay-ments);

     (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's Spouse, children or dependents
          (as defined in Code Section 152);

     (4) Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on the Employee's principal residence; and

     (5)  Such other financial needs which the Internal Revenue
          Service, through the publication of revenue rulings, notices and other documents of general applicability, deems to be immediate and heavy.

(b) The withdrawal is not in excess of the lesser of (1) the sum of the Participant's Deferred Contributions, without earnings and reduced by the amount of any prior distribu-tions of Deferred Contributions made on account of hardship; and (2) the amount of the immediate and heavy financial need and any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal;

(c) The Employee has obtained all withdrawals, other than hard-ship withdrawals, and all nontaxable loans currently avail-able under all plans maintained by the Employer and its Affiliates;

(d) The Employee is prohibited from making elective contribu-tions to the Plan and all other plans maintained by the Employer for the Employee's taxable year immediately fol-lowing the taxable year of the hardship withdrawal in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Employee's elective contributions for the taxable year of the hardship withdrawal; and

(e) The Employee is prohibited from making elective contribu-tions and employee contributions under this Plan and all other qualified and nonqualified deferred compensation plans maintained by the Employer for at least 12 months after receipt of the withdrawal. For this purpose, the phrase "qualified and nonqualified deferred compensation plans" includes stock option, stock purchase and similar plans, and cash or deferred arrangements under a "cafeteria plan" (within the meaning of Code Section 125), but does not include dependent care assistance plans, health plans or welfare benefit plans (whether or not maintained under a cafeteria plan).

7.3  Withdrawals - Prior Plan and Rollover Accounts.
     ----------------------------------------------

Subject to the rules set forth in Section 7.4 below, a Partici-pant may withdraw all or a portion of his Prior Plan and Rollover
Accounts at any time.

7.4  Withdrawal Rules.
     ----------------

Any withdrawal shall be subject to the following requirements:

(a)  Withdrawals shall only be permitted during Employment.

(b)  Only one withdrawal will be permitted during any Plan Year.

(c) The minimum amount that may be withdrawn is $500 or the balance of the Participant's Deferred Contribution and Rollover Accounts, if less.

(d) Withdrawals shall be taken from the Investment Funds in which the Participant's Account is invested as directed by the Participant. Distributions from the Company Stock Fund shall be made in shares of Company Stock, except that any fractional interest shall be distributed in cash.

(e) Requests for withdrawals shall be made, and withdrawals shall be processed, in accordance with rules established by the Administration Committee and the Trustee.

7.5  Loans.
     -----

Subject to Subsections (a) through (j) below, a Participant who is a "party in interest," within the meaning of ERISA Section 3(14), may borrow from his Deferred Contribution and Prior Plan Accounts an amount which the Committee, in its discretion, deems necessary to satisfy an event of financial need specified in Sec-tion 7.2(a) and may borrow from his Rollover Account in accordance with Committee procedures. A Participant's request for a loan shall be on the Appropriate Form and shall include such documentation as to the existence and amount of the financial need as the Administration Committee may require.

(a)  Each loan shall be in an amount of at least $1,000.

(b) No Participant may have more than two loans outstanding at any time.

(c) Each loan shall be evidenced by a promissory note from the Participant which shall be an investment solely of the appropriate Account or Accounts of the Participant and will for purposes of the Plan be deemed to have a fair market value at any given time equal to the unpaid balance of the note plus the amount of any accrued but unpaid interest. Principal and interest payments with respect to any loan shall be credited solely to the appropriate Account or Accounts of the Participant, and any loss caused by nonpay-ment or other default on a Participant's loan obligation shall be borne solely by the appropriate Account or Accounts of the Participant.

(d) Each loan shall be taken from the Investment Funds in which the Participant's Deferred Contribution, Prior Plan and
     Rollover Accounts are invested as directed by the Partici-pant.

(e) Loans to Participants who are Employees shall be repaid through payroll deduction.

(f) Each loan shall bear interest on the unpaid balance at a reasonable rate determined by the Administration Committee, taking into consideration factors which would be considered by a commercial lender, including the availability of pay-roll deductions as a means of repayment.

(g) Each loan, when added to the outstanding balance of all other loans of the Participant from the Plan or any other Qualified Plan maintained by the Employer or any Affiliate ("Qualified Plan Loans"), shall not exceed the lesser of:

     (1) $50,000 reduced by the excess, if any, of (i) the highest outstanding balance of all Qualified Plan Loans during the one year period ending on the day before the date on which the loan is made, over (ii) the outstanding balance of all Qualified Plan Loans on the date on which such loan was made, or

     (2)  50% of the vested portion of the Participant's Deferred
          Contribution, Prior Plan and Rollover Accounts deter-mined as of the date of the loan.

(h) Each loan, by its terms, shall require substantially level amortization of repayments of principal and interest (to be made not less frequently than quarterly) within 5 years, except that (1) the term of the loan may be for a period of in excess of 5 years if the proceeds of the loan are used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant; (2) repayment of the loan may be suspended for a period of up to one year in the case of a Participant on an unpaid Leave of Absence; and
     (3) the loan may be pre-paid in full or in part at any time.

(i) Each loan shall be secured by the Participant's vested Account Balance; provided, however, that no more than 50% of the balance of the Participant's Account Balance, determined as of the date of the loan, shall be used as security for a loan.

(j) No distribution shall be made under Article VIII to a Parti-cipant or a Beneficiary of a deceased Participant unless any outstanding loan balance is fully repaid or the amount of the distribution is reduced by the outstanding loan balance. In no event shall reduction of the outstanding balance of a loan from a Participant's Account Balance occur until a distributable event under this Article VII, Article VIII or
     Article X.

(k) Each loan shall be subject to such additional terms and con-ditions as the Administration Committee may prescribe in accordance with written procedures, including terms as to default and acceleration, which procedures are hereby incor-porated and made a part of this Plan. Any such procedures prescribed by the Committee shall apply on a uniform and nondiscriminatory basis.

           ARTICLE VIII.  DISTRIBUTION OF BENEFITS

8.1  Distribution Events.
     -------------------

(a)  Termination of Employment.
     -------------------------


     (1) Subject to Section 8.1(a)(2) below, a Participant who has terminated Employment may elect to receive a lump sum distribution (in accordance with Section 8.2) of his entire vested Account Balance at any time following his Termination of Employment. Any such election must be made within 90 days prior to the distribution date, on the Appropriate Form and in accordance with proce-dures established by the Administration Committee. Within 30 to 90 days prior to the Participant's distri-bution date, the Participant shall be provided with written notice describing the form of payment under the Plan and, if applicable, the Participant's right to defer distribution until Normal Retirement Age; pro-vided, however, that the Participant may elect to receive a distribution of his entire vested Account Balance prior to the end of such 30-day period if the Participant is notified of the right to a period of at least 30 days to make such election.

     (2) Notwithstanding Section 8.1(a)(1) above, if the entire vested Account Balance of a Participant who has termi-nated Employment does not exceed $3,500 (and did not at the time of any prior in-service withdrawal exceed $3,500), then the Participant's entire vested Account Balance shall be distributed to the Participant in a lump sum distribution (in accordance with Section 8.2) as soon as practicable following his or her Termination of Employment.

(b)  Disability.  A Participant who has been determined by the
     ----------
     Administration Committee to have incurred a Disability may elect to receive a lump sum distribution (in accordance with Section 8.2) of his entire vested Account Balance at any time following such determination in accordance with proce-dures established by the Administration Committee.

(c)  Death.
     -----

     (1) Upon the death of a Participant, the Participant's entire vested Account Balance shall be distributed to the Participant's Beneficiary in a lump sum payment (in accordance with Section 8.2) as soon as practicable following the Participant's death.

     (2) A Participant may designate a person, persons, trust or estate as Beneficiary; provided, however, that if the Participant is survived by a Spouse, then such Sur-viving Spouse shall be the Beneficiary unless (A) the written consent of the Surviving Spouse was obtained to the Beneficiary designation, (B) the Participant estab-lished to the satisfaction of the Administration Com-mittee that his Surviving Spouse could not be located or (C) such other circumstances existed as the Adminis-tration Committee, in accordance with applicable regu-lations, deemed appropriate to waive the requirement of spousal consent. Spousal consent to the designation of a non-Spouse Beneficiary shall specifically identify the Beneficiary (including any class of Beneficiaries or contingent Beneficiaries) to receive benefits, shall acknowledge the effect of the Beneficiary's designation and shall be witnessed by a notary public or Plan representative. Once given, spousal consent to a Bene-ficiary designation may not be revoked without the Par-ticipant's consent. A Beneficiary designation shall be effective only when filed by the Participant with the Administration Committee on the Appropriate Form, and shall revoke all prior designations. If no valid designation is in effect at the Participant's death, or if the designated Beneficiary shall not survive the Participant, the Beneficiary shall be the Participant's Surviving Spouse, or if the Participant has no Sur-viving Spouse, the Participant's estate.

8.2  Form of Distribution.
     --------------------

Distribution of a Participant's Accounts under Section 8.1 shall be made in a lump sum payment in cash and full shares of Company
Stock to the extent invested in Company Stock (with any fractional interest in Company Stock distributed in cash).

8.3  Forfeitures; Restoration of Forfeitured Account Balances.
     --------------------------------------------------------

(a) The non-vested balance of a Participant's Matching Contribu-tion Account shall be forfeited upon the earlier of (1) dis-tribution of the vested portion of the Participant's Account balance, or (2) the date the Participant incurs a Break-in-Service of at least 5 consecutive years. For this purpose, a Participant with a vested interest of 0% in his Matching Contribution Account at Termination of Employment shall be deemed to have received a distribution of his vested interest in such Account. Forfeitures shall be reallocated in accordance with Section 3.5.

(b) A Participant who forfeited his non-vested Matching Contri-bution Account balance upon a prior Termination of Employ-ment and resumes Employment as an Eligible Employee prior to incurring a Break-in-Service of at least 5 consecutive years shall be permitted to have the amount forfeited (unadjusted for gains or losses) restored to his Matching Contribution Account by repaying to the Plan the full amount of the dis-tribution in cash within 5 years after his Re-Employment Commencement Date. If a Participant had a 0% vested interest in his Matching Contribution Account at Termination of Employment and resumes Employment as an Eligible Employee before incurring a Break-in-Service of at least 5 consecu-tive years, the forfeited amount (unadjusted for gains and losses) shall be restored to the Participant's Matching Con-tribution Account. Any amount required to be restored pur-suant to this Section 8.3(b) shall be paid first from any forfeitures which occur in that year and then by a special Employer contribution.

(c) If a Participant was partially vested (but not 100% vested) in his Matching Contribution Account upon a Termination of Employment and resumes Employment as an Eligible Employee after a Break-in-Service of at least 5 consecutive years but before a distribution of the vested portion of his Matching Contribution Account, then a separate Matching Contribution Account B shall be established to hold his prior vested account balance and a Matching Contribution Account A shall be established to receive any Matching Contributions made on his behalf after his re-Employment. Vesting Service after such re-Employment shall be disregarded in determining the Participant's vested portion of his Matching Contribution Account B.

8.4  Required Commencement of Benefits.
     ---------------------------------

(a)  In no event shall distribution of a Participant's vested
     Account Balance begin later than the 60th day after the close of the Plan Year in which the later of the following events occurs:

     (1)  the Participant's attainment of Normal Retirement Age;
          or

     (2)  the Participant's Termination of Employment.

     If the amount of benefits payable to or in respect of a Par-ticipant cannot be determined within this 60-day period, or if it is not possible to pay such benefits within such period because the Administration Committee has been unable to locate the Participant or the Participant's Beneficiary, as the case may be, after making reasonable efforts to do so, then a payment shall be made no later than 60 days after the earliest date on which the amount of such benefits can be determined or the Participant can be located, as the case may be.

(b) Notwithstanding any other provision of this Plan to the con-trary, distribution of a Participant's Account Balance must commence in accordance with Section 401(a)(9) of the Code no later than the April 1 following the calendar year in which the Participant attains age 70-1/2, whether or not the Par-ticipant has terminated Employment; provided however, that in the case of a Participant who has attained age 70-1/2 prior to January 1, 1988 and was not a 5% owner (as defined in Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he attained age 66-1/2 or any subsequent year, benefits shall commence no later than the April 1 following the calendar year in which occurs the later of his attainment of age 70-1/2 or Termination of Employment. If not made in a single sum dis-tribution, a Participant's Account Balance shall be distri-buted over a period not exceeding the Participant's life expectancy (or over the life expectancy of the Participant and a designated Beneficiary). If a Participant dies after distributions have begun, the Participant's remaining Account Balance shall be distributed at least as rapidly as under the method of distribution in effect at the time of the Participant's death. If the Participant dies before distribution of the Participant's Account Balance has begun, the Participant's entire interest must be distributed within 5 years after the Participant's death. All distributions required under this Section 8.4(b) shall be made in accordance with Code Section 401(a)(9), including the mini-mum distribution incidental benefit requirement of proposed Treasury Regulation Section 1.401(a)(9)-2, which is hereby incorporated by reference.

8.5  Direct Rollovers.
     ----------------

(a) Notwithstanding any provision in this Plan to the contrary, a Participant or a Beneficiary who is the surviving spouse of a Participant may elect to have all or a portion of any amount payable to him/her from the Plan which is an "eligible rollover distribution" (as defined in (b) below) transferred directly to an "eligible retirement plan" (as defined in (b) below). Any such election shall be made in accordance with such uniform rules and procedures as the Administration Committee may prescribe from time to time as to the time and manner of the election in accordance with Code Section 401(a)(31).

(b)  For purposes of this Section 8.5:

     "Eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee other than: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expec-tancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary; (2) any distribution for a specified period of ten years or more; (3) any distribution to the extent such distribution is required under Code Section 401(a)(9); or (4) the portion of any distribution that is not includable in gross income.

     "Eligible retirement plan" shall mean, with respect to a Participant, an individual retirement account or annuity described in Code Section 408(a) or 408(b) ("IRA"); an annuity plan described in Code Section 403(a); or a qualified plan described in Code Section 401(a), that accepts the distributee's eligible rollover distribution and, with respect to a surviving spouse, shall mean an IRA.

                ARTICLE IX.  PLAN ADMINISTRATION

9.1  The Administration Committee.
     ----------------------------

(a) The Plan shall be administered by an Administration Com-mittee consisting of one or more persons appointed by the Company. The Administration Committee shall be the "named fiduciary", within the meaning of ERISA Section 402(a)(2), with respect to administration of the Plan except for such responsibilities as are allocated to the Investment Com-mittee.

(b) A person appointed to the Administration Committee shall become a member upon filing a written notice of acceptance with the Secretary of the Company, and shall serve until he resigns, dies or is removed by the Company. Members of the Committee shall serve at the Company's pleasure and may be removed by the Company at any time, with or without cause.
     A member of the Administration Committee may resign upon delivery of a written notice of resignation to the Secretary of the Company. Unless the Company provides otherwise, a member of the Administration Committee who is an Employee shall be deemed to resign upon his Termination of Employ-ment. Vacancies on the Administration Committee arising by resignation, removal or otherwise shall be filled by the Company. However, until any vacancy is filled by the Com-pany, the remaining member or members of the Committee shall constitute the entire Committee.

(c) The Administration Committee shall act by a majority of its members, which shall constitute a quorum, and such action may be taken either by a vote at a meeting or in writing or by telephone communication without a meeting. Where action is taken by the members of the Administration Committee by telephone communication without a meeting, such action shall be confirmed in writing by such members as soon as practicable thereafter. However, no member of the Administration Committee shall vote or act upon any matter which relates solely to such himself. Any matter which relates directly to a member of the Committee shall be determined by a majority of the remainder of the Committee.

(d) No member of the Committee who receives full-time pay from the Company or an Affiliate shall receive compensation for his services as a member of the Committee; provided, how-ever, that Committee members shall be reimbursed for any reasonable and proper expenses incurred in carrying out their duties hereunder. The members of the Committee shall be bonded to the extent required by ERISA Section 412.

(e) The Administration Committee may designate one or more of its members or a third party to act on its behalf. The Com-mittee may employ or engage counsel, accountants, con-sultants or other advisors or service providers (who may be persons who provide services to the Employer), and shall be entitled to rely conclusively upon any tables, valuations, certificates, opinions or reports furnished by any person so retained. A member of the Committee may serve in more than one fiduciary capacity with respect to the Plan.

9.2  Administration Committee Powers and Duties.
     ------------------------------------------

The Administration Committee shall have such duties and powers as are expressly allocated to it elsewhere in the Plan and in the Trust Agreement and shall have such other powers and duties as may be necessary to discharge its duties hereunder, including, without limitation, the exclusive authority:

(a) To make and enforce such rules and regulations and maintain such records as it shall deem necessary or appropriate for the efficient administration of the Plan or to comply with applicable law;

(b) To interpret and construe the terms of the Plan and decide all questions, including questions of fact, as to eligi-bility for benefits hereunder and as to the amount, manner and time of payments hereunder. The Committee shall have full discretion to carry out its duties hereunder and shall be the sole judge of the standard of proof required in any case (including, but not limited to, questions as to Dis-ability or financial hardship) and the application and interpretation of the terms of this Plan. The decisions of the Committee on appeal pursuant to Section 9.4 shall be final and binding on all affected parties;

(c) To authorize the Trustee to make payments of Plan benefits or expenses from the Trust Fund;

(d) To establish and carry out a funding policy and method con-sistent with the objectives of the Plan and the requirements of ERISA;

(e) To recommend to the Company amendments to the Plan which may be necessary to retain the Plan's status as a Qualified Plan or to comply with applicable law or which may be desirable for efficient administration of the Plan;

(f)  To keep such records as may be required by applicable law:

(g) To file and distribute such information and material as may be required by the reporting and disclosure requirements of the Code and ERISA or other applicable law;

(h) To engage such agents, counsel, accountants and consultants as the Administration Committee may deem advisable;

(i) To monitor the limitations of the Code on contributions and to take such action as it deems appropriate to assure that such limits are satisfied for each year; and


(j) To establish forms and procedures for the administration of the Plan.

9.3  Delegation of Responsibility.
     ----------------------------

The Administration Committee may designate one or more persons, to carry out such of the responsibilities of the Administration Committee as the Committee may deem appropriate for proper admin-istration of the Plan. Such designation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. The Committee shall not be liable for any act or omission of a person so designated.

9.4  Claims Procedure.
     ----------------

(a) Claims for benefits shall be submitted in writing to the Administration Committee and in accordance with procedures established by the Committee. The Administration Committee shall provide a claimant whose claim has been wholly or par-tially denied with a written notice of such denial within 90 days after receipt of the claim (or within 180 days after receipt of the claim if special circumstances warrant and the claimant is notified within the original 90-day period of the extension and the circumstances warranting the exten-
     sion). Such notice of denial shall set forth the specific reason or reasons for the denial, the Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to per-fect the claim, and an explanation of why such material or information is necessary, and the procedure for submitting a request for review;

(b) A claimant whose claim for Plan benefits has been denied may submit a request for review of the denial in accordance with procedures established by the Committee which shall include provisions allowing a claimant or his duly authorized repre-sentative to review pertinent documents and submit issues and comments in writing. Any such request must be in writing and must be made within 60 days after the claimant's receipt of written notice of denial of his claim. The Ad-ministration Committee shall notify the claimant of its decision on review in writing no later than 60 days after its receipt of a request for review, or 120 days if the Ad-ministration Committee notifies the claimant within the initial 60-day period that special circumstances exist which require an extension of such period. Such decision on re-view shall be written in a manner calculated to be under-stood by the claimant; shall include specific reasons for the decision and specific references to the pertinent plan provisions on which the decision is based; and shall be final and binding on all affected parties.

9.5  Qualified Domestic Relations Orders.
     -----------------------------------

Notwithstanding anything in this Plan to the contrary, a Partici-pant's Account Balance shall be subject to allocation or distri-bution in accordance with the terms of a court order determined by the Administration Committee to be a "qualified domestic rela-tions order" within the meaning of Section 414(p) of the Code (a "QDRO"). To the extent provided in a QDRO, distributions shall be made to an alternate payee whether or not the Participant has terminated Employment or is eligible for an in-service with-drawal.

The Administration Committee shall establish such written proce-dures as it shall deem necessary or proper to determine the qual-ified status of any domestic relations order under Code Section 414(p) which affects a Participant's interest in the Plan, and to administer distributions pursuant to any domestic relations order which the Administration Committee determines to be a QDRO.

9.6  Facility of Payment.
     -------------------

If the Administration Committee determines that any Participant or Beneficiary to whom a benefit is payable under the Plan is a minor or is incompetent by reason of a mental or physical dis-ability, then the Administration Committee may direct payment of the benefit to any other person the Administration Committee determines to be maintaining or responsible for the maintenance of such Participant or Beneficiary. The Administration Committee shall not have any duty to see to the application of any benefit so paid, and any such payment shall be a complete discharge of the Plan's obligation therefor.

9.7  Inability to Locate Participants or Beneficiaries.
     -------------------------------------------------

In the event that benefits payable under this Plan to a Partici-pant or Beneficiary cannot be distributed within 5 years of the date they became payable because the Administration Committee is unable to locate the whereabouts or determine the identity of such person, then such benefits shall be forfeited and applied as set forth in Section 3.5; provided, however, that if the Partici-pant or Beneficiary (or his legal representative) subsequently makes a written claim for benefits, such forfeited amount (unad-justed for gains and losses) shall be restored from amounts for-feited by Participants and, if necessary, from an additional Employer contribution.

9.8  Indemnification.
     ---------------

To the extent permitted by law, the Company agrees to, and shall, indemnify and save harmless any Employee, officer or director of the Company or an Affiliate from all claims for liability, loss, damage or expense (including payment of reasonable expenses in connection with defense against any such claim) which result from any exercise or failure to exercise any of the indemnified per-son's responsibilities with respect to the Plan, other than by reason of gross negligence, willful misconduct or a breach of good faith.

            ARTICLE X.  PLAN AMENDMENT OR TERMINATION

10.1  Plan Amendment.
      --------------

The Company shall have the right to amend the Plan at any time, effective retroactively or otherwise; provided, however, that no such amendment shall:

(a) authorize any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b)   result in discrimination in favor of Highly Compensated
      Employees prohibited by Code Section 401(a)(4);

(c) decrease any Participant's Account Balance or vested per-centage;

(d) eliminate an optional form of benefit, except as permitted by the Code; or

(e) directly or indirectly change the vesting schedule of any Participant who has at least 3 years of service and could be adversely affected by such change unless such Partici-pant is permitted to elect to have his vested percentage determined without regard to such amendment. Such election shall be permitted during the 60-day period beginning on the latest of the date the amendment is adopted, the date the amendment is effective or the date written notice of the right to make the election is given,

10.2  Plan Termination.
      ----------------

The Company expects the Plan to be permanent, but reserves the right to at any time either discontinue contributions to the Plan or terminate the Plan in whole or in part. Upon a complete or partial termination of the Plan or a complete discontinuance of contributions to the Plan, each affected Employee shall become fully vested in his Matching Contribution Account. In the event of a complete termination of the Plan without the establishment or maintenance of a "successor plan," within the meaning of Code
Section 401(k)(10), Account Balances shall be distributed as soon as practicable after the termination.

             ARTICLE XI.  MISCELLANEOUS PROVISIONS

11.1  Benefits Not Assignable.

      -----------------------

The Trust Fund shall not in any manner be liable for or subject to the debts or liabilities of any Participant or Beneficiary, and no Participant's or Beneficiary's right or interest of any kind under the Plan shall at any time be transferable or assign-able or subject in any manner to alienation, encumbrance, gar-nishment, attachment, execution or levy of any kind, except pursuant to a QDRO (as defined in Section 9.5), pursuant to a Plan loan made in accordance with Section 7.5 or as otherwise required by law.

11.2  Plan Not a Contract of Employment.
      ---------------------------------

Neither the Plan nor the Trust Fund shall be deemed a contract of Employment between the Employer and any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time.

11.3  Source of Benefits.
      ------------------

Benefits under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer, the Administration
Committee nor Trustee shall be liable or responsible for the adequacy thereof.

11.4  Merger or Transfer of Assets.
      ----------------------------

(a) Subject to Subsection (b), the Company may, in accordance with uniform and nondiscriminatory rules, direct the trans-fer to the trust of another Qualified Plan, or accept a direct transfer from the trust of another Qualified Plan, of the account balances of one or more Eligible Employees or Participants.

(b) The Plan may not be merged or consolidated with, nor may any assets or liabilities be transferred to, any other plan, unless each Participant would (if the Plan then ter-minated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immedi-ately before the merger, consolidation or transfer (if the Plan had then terminated).

11.5  Adoption of Plan by Affiliates.
      ------------------------------

(a) With the consent of the Company and the Trustee, any Affil-iate may by written resolution of its board of directors adopt the Plan and Trust Agreement with respect to its Employees. As long as an Affiliate's designation as an Employer remains in effect, such Affiliate shall be bound by, and subject to, all provisions of the Plan and the Trust Agreement. Each Employer shall be solely responsible for contributions hereunder with respect to its Employees.

(b) Notwithstanding adoption of the Plan by one or more Affili-ates, all assets of the Trust Fund shall be available to pay benefits to all Participants and Beneficiaries, and the Plan shall be administered as a "single plan" within the meaning of Code Section 414(1); provided, however, that nothing contained herein shall be construed to prohibit the segregation of the Trust Fund for investment purposes or separate Trust Fund accounting for the allocation of Plan expenses among Employers as determined by the Administra-tion Committee.

(c) With the consent of the Company, any Employer may, by written resolution of its board of directors, terminate its participation in the Plan. In addition, the Company may terminate the participation of an Employer at any time and, unless the Company provides otherwise, the participation of any Employer which ceases to be an Affiliate shall auto-matically terminate as of the date it ceases to be an Affiliate.

(d) The Company shall have the sole power to amend or terminate the Plan and Trust Agreement, and to appoint or remove mem-bers of the Administration Committee and the Trustee, and the Administration Committee shall have the sole power to administer the Plan. Any amendment to the Plan or the Trust Agreement adopted by the Company shall be binding upon every Employer without further action by such Employer, except that any amendment relating solely to the employees of an Employer shall not be effective unless adopted by written resolution of the board of directors of such Employer.

11.6  Action by the Company.
      ---------------------

Any action required to be taken by the Company hereunder shall be taken by written action of the board of directors of the Company or any person or persons to whom the board of directors has allo-cated or delegated in writing the authority to act in its place.

11.7  Governing Law.
      -------------

The Plan shall be construed and governed in accordance with the laws of the State of Pennsylvania, except to the extent preempted by ERISA.

11.8  Severability.
      ------------

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been included herein.

11.9  Construction.
      ------------

Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular, and the masculine gender shall be deemed to include the feminine gender. The words "herein" and "hereunder" refer to the entire Plan and not to any particular Article or Section.
Article and Section headings are included in the Plan for convenience of reference only and are not intended to add to, or subtract from, the terms of the Plan.

11.10  Conditional Adoption.
       --------------------

The Plan has been adopted subject to receipt of a favorable determination from the Internal Revenue Service that the Plan qualifies under Code Section 401(a) and 401(k) and the Trust Fund is exempt from taxation under Code Section 501(a). If, upon timely application to the Internal Revenue Service, the Internal Revenue Service determines that the Plan does not initially qualify under Code Section 401(a) or the Trust is not exempt under Code Section 501(a), all Plan assets then held by the Trustee shall be returned to the Company within one year of such determination. Upon such payment, the Plan will be considered to be rescinded and of no force or effect.

             ARTICLE XII.  TOP HEAVY PROVISIONS

The provisions of this Article XII shall be effective for any Plan Year in which the Plan is Top Heavy and shall supersede any conflicting provisions of the Plan.

12.1  Definitions.
      -----------

      Wherever used in this Article XII, unless the context otherwise indicates, the following terms shall have the respective meanings set forth below:

(a)   Determination Date means (1) with respect to the first Plan
      ------------------
      Year, the last day of such year, and (2) with respect to any subsequent Plan Year, the last day of the preceding
      Plan Year.

(b)   Determination Period means the 5-year period ending on the
      --------------------
      Determination Date.

(c)   Key Employee means any Employee or former Employee (and any
      ------------
      Beneficiary of such Employee) who at any time during the Determination Period was:

      (1) an officer of the Employer or an Affiliate having annual compensation greater than 50% of the dollar limitation under Code Section 415(b)(1)(A) (provided that no more than 50 Employees or, if less, the greater of 3 Employees or 10% of all Employees shall be treated as officers for this purpose);

      (2) one of the 10 Employees owning (or considered under Section 318 as owning) the largest interests in the Employer or an Affiliate (which is at least .5%) and having annual compensation in excess of the dollar limitation under Code Section 415(c)(1)(A);

      (3)  a 5% owner of the Employer or an Affiliate; or

      (4) a 1% owner of the Employer or an Affiliate who has annual compensation of more than $150,000.

      For this purpose, "annual compensation" means Limitation Compensation plus amounts contributed by the Employer pursuant to the Employee's salary reduction agreement which are excludable from gross income under Code Section 125, 402(a)(8), 402(h) or 403(b). The determination of who is a Key Employee will be made in accordance with Code Section 416(I)(1).

(d)   Limitation Compensation shall mean Limitation Compensation
      -----------------------
      as defined in Section 4.5.

(e)   Non-Key Employee means any Employee who is not a Key
      ----------------
      Employee.

(f)   Permissive Aggregation Group means the Required Aggregation
      ----------------------------
      Group of plans and one or more other qualified plans of the Employer or an Affiliate which when considered together with the Required Aggregation Group would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(g)   Relevant Aggregation Group means (1) this Plan, if this
      --------------------------
      Plan is not part of a Required Aggregation Group or a Per-missive Aggregation Group designated by the Administration Committee, or (2) any Required Aggregation Group or any Permissive Aggregation Group designated by the Administra-tion Committee which includes this Plan.

(h)   Required Aggregation Group means (1) each qualified plan of
      --------------------------
      the Employer or an Affiliate in which a Key Employee parti-cipates at any time during the Determination Period (including a terminated plan), and (2) each other qualified plan of the Employer or an Affiliate which enables a plan described in (1) to meet the requirements of Code Section 401(a)(4) or 410.

(i)   Top Heavy means that, as of a Determination Date for a Plan
      ---------
      Year, the Top Heavy Ratio for the Relevant Aggregation
      Group exceeds 60%.

(j)   Top Heavy Ratio means the ratio, determined as of a Deter-
      ---------------
      mination Date, of (1) the sum of account balances and, if applicable, the present value of accrued benefits of Key Employees (both determined as of the Valuation Date) under all plans in the Relevant Aggregation Group, to (2) the sum of account balances and, if applicable, the present value of accrued benefits of all Employees (both determined as of the Valuation Date) under all plans in the Relevant Aggre-gation Group. The account balances and accrued benefits of Non-Key Employees who were Key Employees and former Employees who have not performed services for the Employer or any Affiliate during the Determination Period shall not be taken into account. The calculation of the Top Heavy Ratio, including the extent to which distributions and rollovers are taken into account shall be made in accordance with Code Section 416(g). The present value of accrued benefits under any defined benefit plan in the Relevant Aggregation Group shall be determined in accordance with the actuarial assumptions specified in the defined benefit plan.

(k)   Valuation Date means (1) for purposes of valuing account
      --------------
      balances, the most recent Valuation Date occurring during the Plan Year including the Determination Date and (2) for purposes of determining the present value of accrued bene-fits, the valuation date for computing Plan costs for mini-mum funding requirements, whether or not a valuation is performed for such year.

12.2  Minimum Allocation.
      ------------------

(a) Except as provided in Subsections (b) and (c) below, for any Plan Year in which this Plan is Top Heavy, each Eligi-ble Participant who is employed on the last day of such Plan Year and who is a Non-Key Employee shall receive an allocation of Employer contributions and forfeitures in an amount equal to the following percentage of such Partici-pant's Limitation Compensation for that year: the lesser of
      (1) 3% or (2), if neither the Plan is not part of a Re-quired Aggregation Group which includes a defined benefit plan, the highest percentage of Limitation Compensation at which contributions are made (or required to be made) and forfeitures allocated for such Plan Year on behalf of a Key Employee in the Relevant Aggregation Group. For purposes of determining whether a Non-Key Employee has received an allocation of at least 3% of Limitation Compensation, elective deferrals and matching contributions shall not be taken into account.

(b) The minimum allocation shall be made even if under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year, because the Participant (1) was not credited with a specified number of hours of ser-vice, (2) did not make elective deferrals or other manda-tory employee contributions, or (3) had compensation less than a stated amount.

(c) The minimum allocation required under Section 12.2(a) above shall not apply (1) to the extent provided to a Participant under another defined contribution plan of the Employer or an Affiliate, or (2) if the Participant receives a top heavy minimum accrual for such year under a defined benefit plan maintained by the Employer or an Affiliate.

12.3  Coordination with Code Section 415 Limits.
      -----------------------------------------

(a) Subject to (b) below, for any Plan Year in which the Plan is Top Heavy, the defined benefit plan fraction and the defined contribution plan fraction under Code Section 415(e) shall be determined by substituting "1.00" for "1.25" in the denominator of each of those fractions (provided that such substitution shall not reduce any benefit accrued prior to the first day of the Plan Year in which the Plan becomes Top Heavy), unless

      (1) the Top Heavy Ratio for the Relevant Aggregation Group does not exceed 90%; and

      (2) the Employer or any Affiliate provides a minimum bene-fit under a defined benefit plan or a defined contri-bution plan which satisfies Code Section 416(h)(2).

(b) This Section 12.3 shall not apply to a Participant so long as there are no employer contributions or forfeitures allocated to such individual and no defined benefit accruals for such individual under any qualified plan of the Employer or an Affiliate.

12.4  Limitations.
      -----------

(a) The provisions of Sections 12.2 and 12.3 shall not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement unless the application of such Sections has been agreed upon with such unit's collective bargaining representative.

(b) In the event of a determination by statute, court decision (acquiesced in by the Internal Revenue Service) or ruling by the Internal Revenue Service that all or any portion of this Article XII is not necessary to qualify this Plan under the Code, then this Article XII, to the extent so determined, shall automatically become inoperative and of no effect.

(c) Nothing in this Article XII shall be construed as limiting the Company's right to terminate the Plan.


IN WITNESS WHEREOF, Southern Union Company has caused this amended and restated Plan to be executed this 4th day of November, 1999.

                            Southern Union Company


                            By:  NANCY CAPEZZUTI
                                -----------------
                                 Nancy Capezzuti

                         Appendix A


       Employees of Pennsylvania-American Water Company
       ------------------------------------------------

This Appendix A applies to any Participant who transferred from employment with Pennsylvania Gas and Water Company ("PG&W") to employment with Pennsylvania-American Water Company ("Pennsylvania American") in connection with the sale of PG&W's Water Business to Pennsylvania American on February 16, 1996 and who elected not to have the portion of his Account Balance invested in Company Stock transferred to the Savings Plan for Employees of American Water Works Company, Inc. ("Pennsylvania-American Participant").

Notwithstanding anything in this Plan to the contrary:

1. The Account Balance of any Pennsylvania-American Participant shall be 100% fully vested at all times.

2. The Account Balance of any Pennsylvania-American Participant shall be invested in the same manner as are PEI Matching
    Contributions in accordance with Section 6.3(b).

3. Distribution shall be permitted from the Account Balance of a Pennsylvania-American Participant only (i) upon termination of employment with Pennsylvania American or (ii) from the Participant's Prior Plan Account in accordance with the rules established by the Administration Committee; provided that any such distribution must be a complete distribution of the Participant's Account Balance in the case of a distribution under (i) or a complete distribution of the Participant's Prior Plan Account in the case of a distribution under (ii).